UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2014

CENTAUR GUERNSEY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	001-09913	98-1022387
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12930 West Interstate 10, San Antonio, Texas 78249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 524-9000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Kinetic Concepts, Inc. (“KCI”) and KCI USA, Inc. (“KCI USA”) are operating subsidiaries of Centaur Guernsey L.P. Inc. (“Centaur”).

On January 22, 2014, KCI and KCI USA (“the Borrowers”) entered into Amendment No. 5 (the “Repricing Amendment”) to the credit agreement (as amended, supplemented and modified from time to time, the “Credit Agreement”) dated as of November 4, 2011, among the Borrowers, guarantors, the lenders and others party thereto, and Bank of America, N.A. as administrative agent for the lenders (the “Administrative Agent”). The Repricing Amendment created new classes of Dollar Term E-1 Loans, Euro Term E-1 Loans and Term E-2 Loans, having the same rights and obligations as the Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans as set forth in the Credit Agreement and loan documents related thereto, except as revised by the Repricing Amendment. In connection with the Repricing Amendment, Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans were refinanced with Dollar Term E-1 Loans, Euro Term E-1 Loans and Term E-2 Loans, respectively. Dollar Term E-1 Loans bear interest at a rate equal to, at KCI’s election, a Eurocurrency rate plus 3.00% or an adjusted base rate plus 2.00%. Euro Term E-1 Loans bear interest at a rate equal to, at KCI’s election, a Eurocurrency rate plus 3.25% or an adjusted base rate plus 2.25%.  Term E-2 Loans bear interest at a rate equal to, at KCI’s election, a Eurocurrency rate plus 2.50% or an adjusted base rate plus 1.50%.  The Eurocurrency rate shall be subject to a floor of 1.00%, and the adjusted base rate shall be subject to a floor of 2.00%.

The foregoing descriptions of the material terms of the Repricing Agreement are qualified in their entirety by the terms of Exhibit 10.1 to this report and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are furnished herewith.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 5 to the Credit Agreement dated January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTAUR GUERNSEY L.P. INC.

Date: January 22, 2014	By:	/s/ John T. Bibb
Name: John T. Bibb
Title: Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 5 to the Credit Agreement dated January 22, 2014.